SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): December 26, 1997


                         HARVEST RESTAURANT GROUP, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


                                      Texas
                 (State or Other Jurisdiction of Incorporation)


               33-95796                                 76-0406417
               --------                                 ----------
         (Commission File Number)                    (I.R.S. Employer
                                                    Identification No.)


   1250 N.E. Loop 410, Suite 335, San Antonio,Texas          78209
   ------------------------------------------------          -----
       (Address of principal executive offices)            (Zip code)


     Registrant's telephone number, including area code: (210) 824-2496


                          CluckCorp International, Inc.
                          -----------------------------
          (former name or former address, if changed since last report)

                   INFORMATION INCLUDED IN REPORT ON FORM 8-K



Item 5.  Other Events

On December 26, 1997, Harvest Restaurant Group, Inc. (the "Company"), completed the sale of 150 shares of its $1.00 par value Series B Preferred Stock in a private placement. The Company received net proceeds from the sale of $1,384,000, net of offering cost of $116,000. Sterling Captial, LLC and Dunwoody Brokerage Services, Inc. acted as placement agents for the sale. The shares were issued to one investor group in reliance upon the transaction exemption afforded by Regulation D, as promulgated by the Securities Act of 1933, as amended.

The Series B Preferred Stock is convertible into either the Company's Series A Preferred Stock or the Company's Common Stock. The conversion rate per share is equal to $10,000 divided by the lower of (a) 105% of the average bid price of the Series A Preferred Stock or Common Stock at the time of sale or (b) 80% of the average bid price of the Series A Preferred or Common Stock at the time of conversion. Provided, however, in order to convert into Common Stock, the price of the Common Stock must be above $3.00 per share. The Company intends to file a registration statement with the Securities and Exchange Commission to register the underlying securities so they may become freely traded within no more than 90 days.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARVEST RESTAURANT GROUP, INC.
                                           (Registrant)


                                           By: s/ William J. Gallagher
                                           -------------------------------------
                                           William J. Gallagher
Date:      December 31, 1997               Chairman and Chief Executive Officer